Exhibit 10.5

Nephros, Inc.
3960 Broadway
New York, NY 10032

                        September 18, 2007

National Securities Corporation
875 N. Michigan Avenue, Suite 1560
Chicago, IL 60611

Gentlemen:

Reference is made to the transactions contemplated in those several Subscription Agreements (each a “Subscription Agreement”) by and among Nephros, Inc., a Delaware corporation, (the “Company”) and each subscriber a party thereto (the “Buyers”) pursuant to which Series A 10% Secured Convertible Notes due 2008 (collectively, the “Securities”) are being sold to the Buyers in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (“1933 Act”) and Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the 1933 Act.  Reference is also made to that certain corporate finance engagement letter agreement dated June 8, 2007, as amended (the “Engagement Agreement”) by and between the Company, National Securities Corporation (“NSC”) and Dinosaur Securities LLC (“Dinosaur”) pursuant to which the Company engaged NSC and Dinosaur with respect to a proposed capital transaction, which has resulted in the financing contemplated in the Subscription Agreement (“Financing”).  Any terms used and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

1.  Representations and Warranties of the Company. For the benefit of NSC and Dinosaur, the Company hereby incorporates by reference the representations and warranties as set forth in Sections 3(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (o), (q) and (r) of the Subscription Agreement with the same force and effect as if specifically set forth herein. In addition, at each closing of the Financing (“Closing”), the Company will provide NSC with copies of all closing documents that are furnished to the Buyers pursuant to the Subscription Agreement, as well as the Form D promptly following its filing with the SEC.

2.  Closing; Fees. Simultaneously with payment for and delivery of the Securities at each Closing, the Company shall pay to NSC and Dinosaur the compensation (cash and placement agent warrants) and expense reimbursement (NSC only) as set forth in the Engagement Agreement (“General Expense Obligation”) which the Company shall disclose to investors in Schedule 3(f) of the disclosure schedules to the Subscription Agreement.  Lastly, upon the reasonable determination by NSC that a FINRA Rule 2710 filing is required in connection with the registration statement relating to the resale of the shares underlying the placement agent warrants, the Company will pay all filing fees, costs and reasonable legal fees in connection with such filing to be prepared by the Placement Agent’s counsel (the “2710 Filing Fee and Expense Obligation”).  Notwithstanding anything contained herein, the aggregate General Expense Obligation and 2710 Filing Fee and Expense Obligation shall in no event exceed $25,000 in the aggregate.

3.  Miscellaneous.

(a).  Survival.  Notwithstanding anything contained herein, the Engagement Agreement remains in full force and effect in accordance with its terms.

(b).  Representations, Warranties and Covenants to Survive Delivery.   The Company acknowledges that the representations and warranties from the Subscription Agreement incorporated by reference herein by the Company shall survive the execution and delivery of the Subscription Agreement for a period of one year from the First Closing (as defined in the Subscription Agreement).

(c).  Applicable Law.   This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.  Each of the parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waive any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

(d).  Counterparts.  This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

(e).  Entire Agreement.  This Agreement, together with the Engagement Agreement, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, documents, negotiations and discussions, whether oral or written, of the parties hereto.

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If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                                              Very truly yours,

                                                               NEPHROS, INC.

                                                               By:  ______________________________
                                                                       Norman J. Barta
                                           President and Chief Executive Officer

AGREED AND ACCEPTED TO
AS OF THE DATE FIRST WRITTEN ABOVE:

NATIONAL SECURITIES CORPORATION

By: __________________________________________
       Brian Friedman
       Managing Director and Head of Investment Banking

DINOSAUR SECURITIES, LLC

By: __________________________________
        Glenn Grossman
        President